SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2004

PW Eagle, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-18050	41-1642846
(Commission File Number)	(I.R.S. Employer Identification Number)

1550 Valley River Drive, Eugene, Oregon 97401

(Address of Principal Executive Offices) (Zip Code)

(541) 343-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective October 25, 2004, the Company entered into a new $100 million senior Revolving Credit Facility and issued $24 million in new Subordinated Notes. The new Revolving Credit Facility, with current lenders Bank of America (formerly Fleet Capital) and CIT Group, plus new lender Wells Fargo, expires in 2009. The new Subordinated Notes, which mature in 2010, are with Churchill Capital. Proceeds from the Revolving Credit Facility were used to pay off the outstanding balances under the Company’s previous senior credit facility and its previous outstanding subordinated debt which matured in 2005-2007.

On October 27, 2004, PW Eagle, Inc. issued a press release announcing it has completed the refinancing of its senior credit facilities and subordinated debt. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Current Report as if fully set forth herein.

In connection with the refinancing, USPoly Company, a majority-owned subsidiary of PW Eagle, entered into a Put and Call Agreement with certain of PW Eagle’s current warrant holders who hold approximately 2.3 million warrants to purchase PW Eagle common stock (“Warrant Holders”). Pursuant to the Warrant Holder’s warrant agreement with PW Eagle, Warrant Holders have the right to receive an equal number of shares of USPoly common stock pursuant to the proposed spin-off of USPoly. The Put and Call Agreement gives USPoly the right to purchase at fair market value any of its shares which are held by the warrant holders as a result of PW Eagle’s proposed spin-off of USPoly shares. The Agreement also gives the Warrant Holders the right to require USPoly to purchase the shares at fair market value, starting 18 months after the proposed spin-off or upon a sale of USPoly. If the terms of USPoly’s indebtedness do not permit cash payment of the purchase price at that time, USPoly will issue a subordinated note bearing interest at 14% per annum under which all payments of principal and interest would be deferred for 3 years, and until at least April 2010.

PW Eagle amended its Lease Agreement on October 25, 2004 with PWE Multi QRS 14-85 Inc. relating to its Tacoma, Washington; West Jordan, Utah; Perris, California; and Eugene Oregon facilities. Under the amendment, PW Eagle is required to comply with those financial covenants agreed upon with the lenders under its Revolving Credit Facility. In the event the financial covenants are amended under the Revolving Credit Facility, the terms of the Lease will be automatically amended.

Item 2.03 is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is incorporated herein by reference

On October 25, 2004, PW Eagle completed a refinancing of its previous senior credit facilities and subordinated notes. The Company entered into a new $100 million Revolving Credit Facility with Fleet Capital Corporation, The CIT Group/Business Credit, Inc. and Wells Fargo Business Credit, Inc. (“Revolving Credit Facility”). In addition, PW Eagle issued $16 million of Senior Subordinated Notes and $8 million of Junior Subordinated Notes together with detachable warrants to purchase 366,651 shares of PW Eagle common stock (the “Subordinated Notes”).

In connection with the refinancing of its former senior credit facilities and subordinate debt, PW Eagle repaid all amounts outstanding under the PWPipe and ETI Revolving Credit Facilities, the PWPipe and ETI Senior Term Notes and the PWPipe senior subordinated notes. At the date these obligations were repaid, PW Eagle had unamortized deferred financing costs related to the extinguished debt of $2.3 million and unamortized discount of $2.9 million on the PWPipe senior subordinated notes. The terms of the PWPipe senior subordinated notes also required a prepayment penalty of $0.4 million. A charge of $5.7 million related to these items will be recorded in the fourth quarter of 2004.

PW Eagle’s borrowing capacity under the Revolving Credit Facility is limited to the sum of a Current Asset Collateral Component (CACC) based on percentages of accounts receivable and inventory and a Fixed Asset Collateral Component (FACC) of $22 million. The FACC is reduced by $0.8 million quarterly beginning March 31, 2005. Borrower may choose LIBOR advances or prime rate advances. LIBOR advances under the FACC initially bear interest at LIBOR plus 2.75% and LIBOR advances under the CACC initially bear interest at LIBOR plus 2.5%. Prime rate advances under the FACC initially bear interest at the prime rate plus .75% and prime rate advances under the CACC initially bear interest at the prime rate plus .5%. PW Eagle is required to pay a fee equal to 0.5% of the unused portion of the available credit amount.

Under the Revolving Credit Facility, PW Eagle is required to comply with certain restrictive financial covenants including minimum interest coverage, minimum EBITDA (earnings before interest, taxes, depreciation and amortization), maximum capital expenditures, minimum availability, as well as other customary covenants, representations, warranties and funding conditions. The Revolving Credit Facility is cross-defaulted with any other indebtedness of PW Eagle in excess of $750,000, including the Subordinated Notes. In the event of a breach of such covenants, or other requirements, which are not cured by the Company or waived by the Lenders, the Lenders may declare amounts outstanding immediately due and payable. Borrowings under the Agreement are secured by substantially all of PW Eagle’s assets. This Revolving Credit Facility expires in October 2009.

The Senior Subordinated Notes are due in October 2010, and are secured by substantially all assets of PW Eagle, subordinated to the security interest granted under the Revolving Credit Facility. The Senior Subordinated Notes bear interest at 19%; of which 13% is payable in cash monthly and 6% is deferred until maturity. The Junior Subordinated Notes bear interest at 22.5%; of which 13% is payable in cash monthly and 9.5% is deferred until maturity. A debt discount of $1.2 million was recorded upon the issuance of the Subordinated Notes based on the collective estimated fair value of the Subordinated Notes and warrants on the date issued. The discount will be amortized as a yield adjustment over the term of the Subordinated Notes using the effective interest method.

Under the terms of the Subordinated Notes, PW Eagle is required to comply with certain restrictive financial covenants including minimum interest coverage, minimum EBITDA (earnings before interest, taxes, depreciation and amortization), maximum capital expenditures, minimum availability under the Revolving Credit Facility, as well as other customary covenants, representations, warranties and funding conditions. In the event of a breach of such covenants, or other requirements, which are not cured by the Company or waived by the Lenders, the Subordinated Note Holders may declare all or any portion of the obligation due and payable. The Subordinated Notes are cross-defaulted with any other indebtedness of PW Eagle in excess of $750,000, including the Revolving Credit Facility and such cross default may accelerate the payout of PW Eagle’s obligations to the Subordinated Note Holders in the event the Company fails to cure such default in a timely manner or the Subordinated Note Holders fail to waive the default. This Agreement expires in October 2010.

The exercise price under the detachable warrants issued to the Subordinated Note holder is $0.01 per share. The warrants expire in October, 2014 and contain provisions for the adjustment of total shares purchasable and the exercise price in the event the Company (a) declares a dividend or makes a distribution in shares of its common stock, (b) splits or combines shares of its common stock, or (c) issues or sells any shares of common stock, or options or warrants to acquire common stock, at less than fair market value. The warrant holders can require the Company to purchase the warrant shares starting October 2010, or if the Subordinated Notes are prepaid, if the Company’s shares are not listed on a national exchange or if the Company is delinquent in its filings with the SEC. Any dividends the Company declares (except for shares of USPoly stock distributed as part of the spin off of USPoly) are payable to the warrant holders, who have the right to require the Company to register the shares purchasable under the warrants up to 2 times, along with piggyback registration rights. The Company also received a waiver from the Warrant Holders (as defined in Item 1.01 above) of the Warrant Holders’ anti-dilution rights triggered as a result of issuing the detachable warrants to the Subordinated Note Holders. In accordance with SFAS No. 150, the detachable warrants will be recorded as a liability on the Company’s balance sheet.

In connection with the refinancing, PW Eagle incurred financing costs of approximately $2 million, which will be capitalized and amortized over the life of the related debt.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:

	99.1	Press Release dated October 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PW EAGLE, INC.

Date: October 29, 2004	By	/s/ Scott Long
Scott Long
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

EXHIBIT INDEX

to

FORM 8-K

CURRENT REPORT

PW Eagle, Inc.

Exhibit Number	Exhibit Description

99.1	Press Release dated October 27, 2004